UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EMC Corporation's Annual Meeting of Shareholders was held on April 30, 2015. There was no solicitation in opposition to management's nominees as listed in EMC's proxy statement, and all such nominees were elected directors for a one-year term. The shareholders ratified the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2015, provided advisory approval of EMC's executive compensation, approved the EMC Corporation Amended and Restated 2003 Stock Plan and rejected a shareholder proposal relating to an independent board chairman. The results of the votes for each of these proposals were as follows:

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
José E. Almeida	1,438,152,029	21,534,884	14,777,162	211,468,226
Michael W. Brown	1,433,228,924	26,377,436	14,857,715	211,468,226
Donald J. Carty	1,424,614,486	35,137,143	14,712,446	211,468,226
Randolph L. Cowen	1,435,331,852	24,370,735	14,761,488	211,468,226
James S. DiStasio	1,429,090,297	30,467,655	14,906,123	211,468,226
John R. Egan	1,385,367,229	70,247,616	18,849,230	211,468,226
William D. Green	1,435,953,905	23,728,909	14,781,261	211,468,226
Edmund F. Kelly	1,446,030,936	13,540,042	14,893,097	211,468,226
Jami Miscik	1,419,210,516	36,459,926	18,793,633	211,468,226
Paul Sagan	1,416,843,616	43,014,595	14,605,864	211,468,226
David N. Strohm	1,412,605,344	47,022,583	14,836,148	211,468,226
Joseph M. Tucci	1,347,560,835	103,871,283	23,031,957	211,468,226

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2015:

For:	1,636,425,566
Against:	36,868,238
Abstain:	12,638,497
Broker Non-Votes:	—

3.	Advisory approval of EMC's executive compensation:

For:	1,343,408,901
Against:	109,766,269
Abstain:	21,288,905
Broker Non-Votes:	211,468,226

4.	Approval of the EMC Corporation Amended and Restated 2003 Stock Plan:

For:	1,335,008,386
Against:	126,301,832
Abstain:	13,153,857
Broker Non-Votes:	211,468,226

5.	Approval of a shareholder proposal relating to an independent board chairman:

For:	611,563,576
Against:	843,807,926
Abstain:	19,092,173
Broker Non-Votes:	211,468,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    May 1, 2015